Exhibit 10.24
THE TJX COMPANIES, INC.
STOCK INCENTIVE PLAN
(2022 Restatement)

First Amendment

Pursuant to Section 10 of The TJX Companies, Inc. Stock Incentive Plan (2022 Restatement) (the “Plan”), The TJX Companies, Inc. (the “Company”), by authorization of the Compensation Committee of the Company’s Board of Directors, hereby amends the Plan as follows, effective as of January 30, 2026:

1.Section 14(gg) of the Plan is hereby replaced in its entirety with the following text:

“‘Special Service Recognition’ means, subject to and in accordance with such rules that may be prescribed by the Committee, a Participant’s eligibility for certain specified benefits under the Plan in connection with, or following, termination of employment. Except as otherwise provided by the Committee, a Participant shall be eligible for Special Service Recognition if the Participant is in active employment with the Company and its Subsidiaries at a time when the sum of the Participant’s age and years of service at the Company and its Subsidiaries is greater than or equal to seventy-five (75). For purposes of determining whether a Participant meets the requirements for Special Service Recognition, years of service shall be determined by the Committee; provided, that, except as otherwise provided by the Committee, periods of service for an entity prior to the date such entity becomes a Subsidiary will not be treated as service for purposes of this definition and only completed years of service shall be included. For the avoidance of doubt, a Participant who satisfied the requirements for Special Service Retirement under the terms of the Plan in effect immediately prior to January 30, 2026 shall be eligible for Special Service Recognition as of January 30, 2026.”

2.The Plan is hereby further amended to provide that all references to “Special Service Retirement” under the Plan shall be deemed to refer to “Special Service Recognition”; and all references to a termination of employment by reason of a Special Service Retirement (or similar terms), or the date or timing of such a termination, shall be deemed to refer to a termination of employment for any reason (other than for Cause) at a time when the individual has satisfied the requirements for Special Service Recognition, or (as applicable) the date or timing of such termination.